KOLEY JESSEN P.C.

A Limited Liability Organization

ATTORNEYS AT LAW

ONE PACIFIC PLACE, SUITE 800

1125 SOUTH 103 STREET

OMAHA, NE 68124-1079

TELEPHONE (402) 390-9500

FACSIMILE (402) 390-9005

November 8, 2004

Cabela’s Incorporated

One Cabela Drive

Sidney, NE 69160

Re: Cabela’s Incorporated Registration Statement on Form S-1

(File No. 333-120037)

Gentlemen:

We are acting as counsel to Cabela’s Incorporated, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 13,800,000 shares (including 1,800,000 shares subject to the underwriters’ over-allotment option) of the authorized Class A common stock, par value $0.01 per share, of the Company (the “Shares”) to be sold by the selling stockholders named in the Registration Statement on Form S-1 (File No. 333-120037) (as it may hereafter be amended, the “Registration Statement”) initially filed with the Securities and Exchange Commission on October 28, 2004.

This opinion is delivered in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have acted as counsel for the Company and have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction of the Registration Statement, corporate documents and records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed necessary or appropriate as a basis for the opinions set forth below.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares, as contemplated by the Registration Statement. This opinion letter is limited to the General Corporation Law of the State of Delaware.

Cabela’s Incorporated

Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/    Koley Jessen P.C.

Koley Jessen P.C., A Limited Liability Organization